THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS WARRANT NOR ANY OF SUCH SECURITIES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

ATWOOD MINERALS & MINING CORP.

Series A Warrant

No. of Warrant Rights (__________)

FOR VALUE RECEIVED, Atwood Minerals & Mining Corp. (“Company”), hereby certifies that ( [Buyer]), or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing on the date hereof and prior to 6:00 P.M., New York City time, on June 30, 2019 (the “Expiration Date”) [(qty. of warrants )] fully paid and nonassessable shares of the Common Stock, par value $0.001, of the Company for an aggregate purchase price of $ (computed on the basis of $0.30/share) (the “Exercise Price”), subject to adjustment as set forth herein. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the “Common Stock,” (ii) the shares of the Common Stock purchasable hereunder (as hereinafter defined) are referred to as the “Warrant Shares,” the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the “Aggregate Warrant Price,” (iii) each right under this Warrant to purchase a share of Common Stock is sometimes referred to herein as “Warrant Right”, (iv) one Warrant Right shall be surrendered for each share of Common Stock purchased hereunder, (v) the price payable hereunder for each of the Warrant Shares is referred to as the “Per Share Warrant Price,” which on the issue date will equal $0.30 per share (vi) this Warrant, all identical Warrants (if any) issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the “Warrants”, (vii) the holder of this Warrant is referred to as the “Holder” and (viii) this Warrant shall be exercisable at any time after the Closing, referred to as the “Exercise Date”). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided. In addition, the Company, at its discretion, may reduce the Exercise Price and extend the Expiration Date provided that it provided that it shall provide the notice required under Section 3(f) below.  All capitalized terms used but not defined herein shall have the same meaning as those set forth in the Unit Purchase Agreement, dated as of May __, 2010 by and among the Company and the parties listed therein.

1.	Exercise of Warrant.

(a)	Payment Exercise

(1)   Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares, at any time and from time to time during from the Exercise Date to the Expiration Date (the “Exercise Period”), by presentation and surrender of this Warrant to the Company at its principal office, together with (a) a properly completed and duly executed notice of exercise using the Form of Payment Exercise attached hereto, which notice shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares being purchased upon exercise of this Warrant. Payment of such aggregate Exercise Price shall be made in cash, by money order, certified or bank cashier’s check or wire transfer (in lawful currency of the United States of America).

(2)   Notwithstanding the foregoing, at any time after November __, 2011 that a registration statement covering the resale of the Warrant Shares is not effective or is suspended, or that the related prospectus  is outdated, defective or requires a supplement or amendment for any reason, the Holder may, at its option during such time, elect to pay some or all of the Exercise Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Exercise Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to Section 1(a)(3) below (the “Exercise Date”) over the Exercise Price per share.  If the Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Exercise Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date.

(3)            For purposes of this Warrant, “Fair Market Value” shall mean, on any day:

(i)           the closing price of the Common Stock on a national securities exchange or as quoted on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market on such day, as reported by the Wall Street Journal; or

(ii)           if the Common Stock is quoted on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market on such day, as reported by the Wall Street Journal; or

(iii)           if the Common Stock is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock in the U.S. over-the-counter market; or

(iv)           if no such trading market is readily available, the fair market value of the Common Stock as determined in good faith and certified by a majority of the members of the Board of Directors of the Company.

(b)	Ownership Limitation

Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company) subject to a limitation on conversion or exercise analogous to the limitation contained herein and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence.  Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

2.	Reservation of Warrant Shares.

The Company agrees that, prior to the Expiration Date, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant.

3.   Protection Against Dilution.  During the Exercise Period, the Per Share Warrant Price shall be subject to adjustment from time to time as provided in this Paragraph 3. In the event that any adjustment of the Per Share Warrant Price as required herein results in a fraction of a cent, such Per Share Warrant Price shall be rounded up to the nearest cent.

(a)   Adjustment of Per Share Warrant Price and Number of Shares upon Issuance of Common Stock.  Except as otherwise provided in Paragraphs 3(c) and 3(e) hereof, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Paragraph 3(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the then effective Per Share Warrant Price on the date of issuance (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Per Share Warrant Price will be reduced to a price determined by multiplying the Per Share Warrant Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Paragraph 3(b) hereof, received by the Company upon such Dilutive Issuance divided by the Per Share Warrant Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

(b)   Effect on Per Share Warrant Price of Certain Events.  For purposes of determining the adjusted Per Share Warrant Price under Paragraph 3(a) hereof, the following will be applicable:

(1)   Issuance of Rights or Options.  If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then effective Per Share Warrant Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Per Share Warrant Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(2)   Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then effective Per Share Warrant Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Per Share Warrant Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(3)   Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Per Share Warrant Price in effect at the time of such change will be readjusted to the Per Share Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)   Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Per Share Warrant Price then in effect will be readjusted to the Per Share Warrant Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(5)   Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

(6)   Exceptions to Adjustment of Per Share Warrant Price.  No adjustment to the Per Share Warrant Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) the Company issues or distributes shares of its Common Stock or Convertible Securities in connection with (A) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity; or (B) strategic license or joint venture agreements, the entering into ro acquiring of material contracts in connection with the Company’s business as currently being conducted, and other partnering arrangements so long as such issuance are not for the purpose of raising capital and are not issued for services; or (iv) upon the exercise of the Warrants.

(c)   Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Per Share Warrant Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Per Share Warrant Price in effect immediately prior to such combination will be proportionately increased.

(d)   Consolidation, Merger or Sale.  In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.  The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

(e)   Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

(f)   Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Per Share Warrant Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Per Share Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Company.

(g)   Minimum Adjustment of Per Share Warrant Price.  No adjustment of the Per Share Warrant Price shall be made in an amount of less than 1% of the Per Share Warrant Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Per Share Warrant Price.

(h)   No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

(i)   Other Notices.  In case at any time:

(1)   the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(2)   there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(3)   there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in each such case, the Company shall give to the holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least 10 days prior to the record date or the date on which the Company’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), and (iii) above.

(j)   Certain Definitions.

(1)   “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Paragraph 3(b)(1) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Paragraph 3(b)(2) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

(2)   “Market Price,” as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the OTCBB for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

(3)   “Common Stock,” for purposes of this Paragraph 3, includes the Common Stock, par value $.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.001 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

4.	Redemption.

If at anytime during the Exercise Period the Common Stock trades at or above $0.90 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) (the “Threshold Price”) during 20 consecutive Trading Days (the “Measurement Period”), then the Company may, upon 30 days prior written notice “Redemption Notice”), call for redemption (“Call”) of the Warrants then outstanding at a redemption price of $0.005 per share. If the conditions set forth below for such Call are satisfied from the period from the date of the Redemption Notice through and including the Redemption Date (as defined below), then this Warrant for which a Notice of Exercise shall not have been received by the Redemption Date will be cancelled at 6:00 p.m. (New York City time) on the 30th day after the date the Call Notice is placed in the United States mail (by first class mail) (such date, the “Redemption Date”); provided, however that the Company may extend the Redemption Date to a later date of not more than thirty (30) days from the Redemption Date upon 7 days prior written notice of the original Redemption Date. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Redemption Notice that are tendered prior to 6:00 p.m. (New York City time) on the Redemption Date. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Redemption Notice or require the cancellation of this Warrant (and any Redemption Notice will be void), unless, from the beginning of the 1st consecutive Trading Day used to determine whether the Common Stock has achieved the Threshold Price through the Redemption Date, either (a) the Company has effective under the Securities Act of 1933, as amended, a registration statement providing for the resale of the Warrant Shares and the prospectus thereunder available for use by the Holders for the resale of all such Warrant Shares or (b) the Warrant Shares may be sold without volume restriction pursuant to Rule 144(k) of the Securities Act of 1933, as amended..

5.	Fully Paid Stock, Taxes.

The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

6.	Transfer, Exchange, and Replacement of Warrant.

(a)   Restriction on Transfer.  This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 6(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 6(f) hereof and to the applicable provisions of the Purchase Agreement.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.  Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 7 are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated May __, 2010, by and among the Company and the other signatories thereto (the “Registration Rights Agreement”).

(b)   Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 6(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

(c)   Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d)   Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 6, this Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 6.

(e)   Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)   Exercise or Transfer Without Registration.  If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.  The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

7.   Registration Rights.  The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 2 of the Registration Rights Agreement.

8.   Warrant Holder Not Shareholders.

Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof; provided, however, Company shall give not less than twenty days written notice to the Holder of any action which would require adjustment of any terms of the Warrant in accordance with Section 3 above.

9.   Communication.

Any notice or other communication under this Warrant shall be effective unless and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent vial facsimile, electronic transmission, overnight courier or hand delivery addressed to:

If to the Company:

Atwood Minerals & Mining Corp.
63 Main Street, #202
Flemington, New Jersey 08822
Telephone:  (908) 968-0838
Fax:  (908) 934-9253
Attention: Chief Financial Officer

If to the Holder, at the Holder’s address appearing in the books maintained by the Company.

10.   Headings.

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.   Governing Law.

THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN ORANGE COUNTY, CALIFORNIA, WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

12.   Miscellaneous.

(a)   If the resale of the Warrant Shares by the holder is not registered pursuant to an effective registration statement under the Securities Act and this Warrant is exercised in whole or in part, then each certificate representing Warrant Shares issued upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH  RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b)   Amendments.  This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

(c)   Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d)   Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Executive Officer as of the date set forth above.

ATWOOD MINERALS & MINING CORP.

By:
Name:
Title:

FORM OF PAYMENT EXERCISE

(To be executed upon cash payment exercise of Warrant)

To: ATWOOD MINERALS & MINING CORP.

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock (“Common Stock”), $0.001 par value per share, of Atwood Minerals & Mining Corp.  The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the Exercise Price provided for in such Warrant, together with any applicable taxes payable by the undersigned pursuant to the Warrant.  Such payment takes the form of (check applicable box or boxes):

☐           $______ in lawful money of the United States; and/or

☐	The cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation).

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

Dated:
(Name) (Address)

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:
NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

ASSIGNMENT

FOR VALUE RECEIVED                                                                    hereby sells, assigns and transfers unto                                                                    the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint                                                                     , attorney, to transfer said Warrant on the books of

Dated:	Signature: Address:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED                                                                    hereby assigns and transfers unto                                                                  the right to purchase  shares of the Common Stock of                                                     by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint                                                                 , attorney, to transfer that part of said Warrant on the books of Atwood Minerals & Mining Corp.

Dated:	Signature: Address: